Exhibit 2.1

CERTIFICATE OF MERGER

OF

ASPEN ACQUISITION SUB, INC.
(a Delaware corporation)

WITH AND INTO

ASPEN UNIVERSITY INC.
(a Delaware corporation)
____________________________________

Pursuant to Section 251 of the General Corporation Law of
the State of Delaware
_____________________________________

Aspen University Inc., a Delaware corporation (“Aspen”), DOES HEREBY CERTIFY AS FOLLOWS:

FIRST:  That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION
Aspen Acquisition Sub, Inc.	Delaware
Aspen University Inc.	Delaware

SECOND:  That the Agreement and Plan of Reorganization (the “Merger Agreement”), by and between Aspen Acquisition Sub, Inc., a Delaware corporation (“AAS”), and Aspen setting forth the terms and conditions of the merger of AAS with and into Aspen (the “Merger”) has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

THIRD:  The name of the surviving corporation in the Merger is Aspen University Inc., a Delaware corporation (the “Surviving Corporation”).

FOURTH:  That pursuant to the Merger Agreement, from and after the effective time of the Merger, the Second Amended and Restated Certificate of Incorporation of Aspen shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH: The executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation at the following address: 224 West 30th Street, Suite 604, New York, NY 10001.

SIXTH:  That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any shareholder of any constituent corporation.

IN WITNESS WHEREOF, the undersigned party, as the Surviving Corporation, has caused this Certificate of Merger to be executed in its respective corporate name as of the 13th day of March, 2012.

Aspen University Inc., a Delaware corporation

By:	/s/ Michael Mathews
Michael Mathews, Chief Executive Officer